UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014 (October 28, 2014)

ENGILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	45-3854852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia	20151
	(Address of Principal Executive Offices)	(Zip Code)

(703) 708-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 28, 2014, Engility Holdings, Inc., a Delaware corporation (“Engility” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TASC Parent Corporation, a Delaware corporation (“TASC”), Toucan Merger Corporation I, a Delaware corporation (“Merger Sub One”), Toucan Merger Corporation II, a Delaware corporation and wholly owned subsidiary of Merger Sub One (“Merger Sub Two”), New East Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“New Engility”), and East Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of New Engility (“Merger Sub Four”) pursuant to which the Company and TASC agreed, subject to the terms and conditions of the Merger Agreement, to effect a strategic business combination of their respective businesses (the “Business Combination”).

The boards of directors of each of the Company and TASC have approved the Merger Agreement and the transactions contemplated thereby (the “Contemplated Transactions”).

Transaction Structure

As a result of the Business Combination and related mergers, and as described in more detail below, the combined companies will operate under a new holding company, New Engility, which will be renamed “Engility Holdings, Inc.” and listed on the New York Stock Exchange (“NYSE”) under the symbol “EGL”. Following the mergers described below, the existing holders of TASC will own approximately 51% of the common stock of New Engility, and the stockholders of the Company will receive one share of New Engility common stock for each share of Company common stock and, collectively, own approximately 49% of the common stock of New Engility, and receive a special dividend in the amount of approximately $11.40 per share, subject to final adjustments depending on the Company’s diluted share count at time of closing. Upon completion of the mergers, the board of directors of New Engility will be expanded from 7 to 11 members, with the previous TASC majority stockholder being entitled to nominate (and having the voting power to elect) the four additional board seats. The Business Combination will be effected as described below.

Initially, (i) Merger Sub Two will merge with and into TASC, with TASC continuing as the surviving company in the merger (the “TASC Surviving Company”) and as a wholly owned subsidiary of Merger Sub One (such merger, the “TASC Merger”), with the TASC Surviving Company subsequently being converted into a Delaware limited liability company (the “TASC Surviving LLC”), and (ii) the Company will merge with and into New Engility, a newly formed holding company (such merger, the “Engility Merger”) with New Engility continuing as the surviving company in the merger, and (iii) Merger Sub One will merge with and into Merger Sub Four, with Merger Sub Four continuing as the surviving company in the merger as a wholly owned subsidiary of New Engility (the “Engility/TASC Merger”).

Upon the TASC Merger becoming effective (the “TASC Effective Time”), by virtue of the TASC Merger and without any further action by any stockholder of TASC or Merger Sub Two, (i) each share of TASC common stock issued and outstanding immediately prior to the TASC Effective Time will be converted into the right to receive one share of common stock, par value $0.01 per share, of Merger Sub One (excluding shares held by stockholders of TASC, if any, who have properly demanded appraisal rights for such shares, with the holders thereof being entitled only to such rights as are granted by Section 262 of the General Corporation Law of the State of Delaware (“DGCL”)) and (ii) each share of Merger Sub Two’s common stock issued and outstanding immediately prior to the TASC Effective Time will be converted into the right to receive one share of common stock, par value $0.01 per share, of the TASC

Surviving Company, which will subsequently be converted into one limited liability company interest in TASC Surviving LLC, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement.

Upon the Engility Merger becoming effective (the “Engility Effective Time”), by virtue of the Engility Merger and without any further action by any stockholder of the Company or New Engility, each share of the Company’s common stock issued and outstanding immediately prior to the Engility Effective Time will be converted into the right to receive one share of common stock, par value $0.01 per share, of New Engility (the “New Engility Common Stock”), upon the terms and subject to the conditions set forth in the Merger Agreement. The Engility Effective Time is expected to occur concurrently with the TASC Effective Time.

Upon the Engility/TASC Merger becoming effective (the “Engility/TASC Effective Time”), by virtue of the Engility/TASC Merger and without any further action by any stockholder of Merger Sub One or member of Merger Sub Four, each share of Merger Sub One common stock issued and outstanding immediately prior to the Engility/TASC Effective Time will be converted into the right to receive an amount of shares of New Engility Common Stock equal to (a) 51% multiplied by the quotient of (i) the total number of shares of New Engility Common Stock outstanding immediately following the Engility Effective Time but before the Engility/TASC Effective Time, determined on a fully-diluted and as-if exercised basis and after giving effect to the issuance of New Engility Common Stock to holders of Company common stock in the Engility Merger (the “Fully Diluted Outstanding Stock”) divided by (ii) 49% divided by (b) the total number of shares of Merger Sub One common stock outstanding immediately prior to the Engility/TASC Effective Time (excluding shares of Merger Sub One common stock that are owned by Merger Sub One which will be automatically cancelled) provided that if the amount calculated in clause (a) is less than 18,937,564, then clause (a) shall be deemed to be the lesser of (x) 18,937,564 and (y) 51.5% multiplied by the quotient of (i) the Fully Diluted Outstanding Stock divided by (ii) 48.5%. The Engility/TASC Effective Time is expected to occur shortly after the TASC Effective Time and Engility Effective Time.

The Merger Agreement provides that, at the TASC Effective Time, all outstanding stock option awards held by employees and directors of TASC immediately prior to the TASC Effective Time will be converted into a stock option denominated in shares of capital stock of Merger Sub One (the “TASC Options”). Prior to the Engility/TASC Effective Time, all such TASC Options will be cancelled. The holders of TASC Options that do not vest based upon the achievement of applicable performance metrics will receive cash payments as soon as practicable after the Engility/TASC Effective Time. If such options have an exercise price that is greater than the per share value of Merger Sub One as of the closing, they will be cashed out for an amount representing the Black-Scholes value of the TASC Options. If such options have an exercise price that is less than the per share value of Merger Sub One as of the closing, they will be cashed out for an amount equal to the per share value of Merger Sub One as of the closing minus the exercise price of the TASC Options.

Debt Financing and Pre-Merger Special Dividend

The Merger Agreement provides that the Company, through its wholly-owned subsidiary Engility Corporation, will borrow $585 million under a promissory note issued by Engility Corporation. Engility Corporation’s indebtedness under that promissory note will be guaranteed by the Company and certain subsidiaries of Engility Corporation. The Company has received a commitment letter from certain lenders to provide this financing, as discussed below. This borrowing will be used, among other things, to: (1) repay outstanding indebtedness under the Company’s existing credit facilities; (2) following such repayment but prior to the Engility Effective Time, provide funds for the payment by the Company of a special cash dividend of approximately $11.40 per share of Company common stock (the “Pre-Engility Merger Parent Special Dividend”), with the record date and payment for such holders of Company common stock to be determined by the Company’s Board of Directors, but in any event prior to the Engility Effective Time; and (3) pay transaction fees and expenses and for general corporate purposes.

Listing of New Engility Common Stock and Percentage Ownership of New Engility

New Engility Common Stock is expected to be listed on the NYSE. New Engility does not intend to avail itself of any of the exemptions from certain NYSE corporate governance requirements that are available to “controlled companies”.

Based on the number of shares of the Company’s common stock and the number of shares of TASC common stock, in each case, expected to be issued and outstanding immediately prior to the Engility Merger Time and the TASC Effective Time, respectively, it is expected that, immediately following the Engility/TASC Effective Time, former stockholders of the Company and TASC will own approximately 49% and 51%, respectively, of the issued and outstanding shares of New Engility Common Stock.

Conditions to the Business Combination

The completion of the Contemplated Transactions is subject to the satisfaction or waiver of certain conditions, including: (a) the approval of the Engility Merger, and the adoption and/ or approval of the Merger Agreement by holders of a majority of the outstanding shares of common stock of each of the Company and TASC; (b) the approval for listing by the NYSE of the New Engility Common Stock to be issued in the Engility Merger and Engility/TASC Merger (such shares, the “Merger Consideration”); (c) the termination or expiration of the Hart-Scott-Rodino waiting period; (d) the absence of any law or order from any court or governmental entity preventing or prohibiting the Contemplated Transactions; (e) that a registration statement on Form S-4 relating to the issuance of the Merger Consideration will have been declared effective by the Securities and Exchange Commission; (f) the receipt by both parties of certain tax opinions; and (g) that each of the Company and TASC will have obtained the proceeds from the financing arrangements contemplated by the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement contains mutual customary representations and warranties of the Company and TASC. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of the Company and TASC to conduct their businesses in the ordinary course consistent in all material respects with past practices and to refrain from taking certain specified actions without the consent of the other party. Each party has agreed not to (a) solicit or initiate proposals relating to alternative acquisition proposals or acquisition inquiries or (b) subject to certain exceptions, enter into discussions or negotiations concerning, or provide any information in connection with, any alternative acquisition proposal or acquisition inquiry. The Merger Agreement also provides for certain termination rights for both the Company and TASC. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay TASC a termination fee of $15.6 million.

Other Agreements

The Merger Agreement contemplates, as an additional condition to closing of the Contemplated Transactions, that at the closing of the Contemplated Transactions New Engility will enter into a Stockholders Agreement, the form of which is attached as an exhibit to the Merger Agreement (the “Stockholders Agreement”), with Birch Partners, LP (together with its permitted transferees, “Birch”), and for limited purposes set forth therein, certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and certain investment funds affiliated with General Atlantic Services Company, LLC (“GA”). The Stockholders Agreement will establish certain rights, restrictions and obligations of Birch, KKR and GA, and sets forth certain governance and other arrangements relating to New Engility, including the right of Birch to designate (i) 4 directors for nomination to New Engility’s 11 member board of directors for so long as KKR and GA (including their respective affiliates) each beneficially own at least 50% of the shares of New Engility Common Stock owned as of the date of the Stockholders Agreement and (ii) two directors for nomination to New Engility’s 11 member board of directors for so long as KKR and GA (including their respective affiliates) each beneficially own at least 25% of the shares of New Engility Common Stock owned as of the date of the Stockholders Agreement. Additionally, the Stockholders Agreement will provide that, at any meeting of New Engility’s stockholders during the term of the Stockholders Agreement, Birch must vote all of its shares of New Engility Common Stock as follows: (1) with respect to any proposal relating to the election of directors (until Birch no longer has the director nomination rights set forth above), all shares must be voted in the same manner as, and in the same proportion to, all shares of New Engility Common Stock voted by New Engility stockholders (excluding the votes of Birch), provided that with respect to Birch’s director nominees, all shares held by Birch may be voted in favor of Birch’s director nominees; and (2) with respect to all other proposals voted on by New Engility stockholders, all shares held by Birch in excess of 30% of the total voting power of all issued and outstanding shares of New Engility Common Stock must be voted in the same manner as, and in the same proportion to, all shares of New Engility Common Stock voted by New Engility stockholders (excluding the votes of Birch that represent up to 30% of the total voting power of all issued and outstanding shares of New Engility Common Stock). The Stockholders Agreement will terminate on the earlier of (a) the date on which Birch no longer beneficially owns shares of New Engility Common Stock or (b) its termination by the consent of the parties thereto or their respective successors-in-interest. Additionally, the Stockholders Agreement will contain certain registration rights, which allow each of KKR and GA, among other rights, to make up to four demands requiring New Engility to file a registration statement under the Securities Act of 1933, as amended, relating to the resale of New Engility Common Stock owned by Birch, subject to certain restrictions on the ability of Birch to transfer New Engility Common Stock. Birch also has “piggyback rights” that allow Birch to require that shares of New Engility Common Stock owned by Birch be included in certain registration statements filed under the Securities Act of 1933, as amended, by New Engility, subject to the restrictions contained in the Stockholders Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference in this Item 1.01. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, TASC or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, TASC or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Financing Commitment Letters

Concurrently with the signing of the Merger Agreement, the Company, through its wholly-owned subsidiary Engility Corporation, entered into a bridge financing commitment letter (the “Engility Commitment Letter”) with Barclays Bank PLC (“Barclays”) and Jefferies Finance LLC (“Jefferies” and together with Barclays, the “Initial Lenders”). The Engility Commitment Letter provides, on the terms and subject to the conditions set forth in the Engility Commitment Letter, for an unsecured bridge loan facility in the form of a promissory note in the amount of $585 million (the “Engility Bridge Loan”). The Engility Bridge Loan will be guaranteed by the Company and certain subsidiaries of Engility Corporation. The proceeds of the Engility Bridge Loan will be used to repay in full the indebtedness under the Company’s existing credit facility, to finance the Pre-Engility Merger Parent Special Dividend discussed above, to pay transaction fees and expenses and for general corporate purposes. The financing commitments of the Initial Lenders with respect to the Engility Bridge Loan are subject to conditions set forth in the Engility Commitment Letter.

Concurrently with the signing of the Merger Agreement, TASC, Inc. entered into a bank engagement letter and related joinder agreements (collectively, the “TASC Financing Commitment”) with the Initial Lenders. The TASC Commitment Letter provides, on the terms and subject to the conditions set forth in the TASC Commitment Letter, for (i) a senior secured first lien term loan facility in an aggregate principal amount of $435 million, (ii) a senior secured revolving credit facility in an aggregate principal amount of $40 million and (iii) a senior secured second lien bridge loan facility in an aggregate principal amount of $150 million (the “TASC Bridge Facility”) (the facilities in clauses (i) through (iii), collectively, the “TASC Incremental Facilities”), in each case to be incurred under and pursuant to increases in the existing TASC, Inc. credit facilities with Barclays as administrative agent. The TASC Commitment Letter also provides for the arrangement of certain amendments to the existing TASC, Inc. credit facilities on the terms and subject to the conditions set forth in the TASC Commitment Letter. It is anticipated that the TASC Bridge Facility will be replaced with either (i) senior secured second lien term loans arranged by the Initial Lenders or (ii) debt securities issued by TASC, Inc. pursuant to a bond engagement letter among Jefferies LLC, Barclays and TASC, Inc., entered into concurrently with the signing of the Merger Agreement. The proceeds of the TASC Incremental Facilities will be used to repay in full the indebtedness under the Engility Bridge Loan and for working capital purposes. The financing commitments of the Initial Lenders with respect to the TASC Incremental Facilities are subject to conditions set forth in the TASC Commitment Letter.

The Company, Engility Corporation and certain subsidiaries of Engility Corporation are expected to guarantee and provide security for all indebtedness of TASC, Inc. described or referred to above, including the TASC Incremental Facilities and any financing replacing or refinancing the TASC Incremental Facilities.

Amended and Restated Charter

Additionally, immediately prior to and at the Engility Effective Time, the certificate of incorporation of New Engility will be amended and restated to contain restrictions on direct and indirect acquisitions and dispositions of New Engility Common Stock and certain other interests in New Engility that are treated as stock for these purposes that will apply to direct and indirect holders (and persons who seek to acquire) 4.9% or more of New Engility Common Stock, in order to preserve certain tax attributes following the Business Combination.

Voting Agreement

On October 28, 2014, as an inducement for the Company to enter into the Merger Agreement, Birch entered into a Voting Agreement with the Company (the “Voting Agreement”). Under the Voting Agreement, Birch agreed, among other things, to take the following actions with respect to all shares of TASC common stock and shares of Merger Sub One common stock, as applicable, beneficially owned by Birch or otherwise acquired by Birch before the expiration of the Voting Agreement (collectively, the “Birch Shares”): (i) to duly execute and deliver, promptly following receipt of a registration statement on Form S-4 relating to the Merger Consideration, a written consent in accordance with Section 228 of the DGCL adopting the Merger Agreement, and thereafter not to revoke, withdraw or repudiate such consent; and (ii) to vote any such shares in favor of the adoption of the Merger Agreement and Business Combination at any meeting of the stockholders called for the purpose of adopting the Merger Agreement and Business Combination, or in any other circumstances upon which a vote or other approval with respect to the Merger Agreement, the Business Combination or other Contemplated Transactions is sought. Further, Birch has agreed that until the expiration of the Voting Agreement, Birch will not transfer or otherwise dispose of any Birch Shares or deposit any Birch Shares into a voting agreement or arrangement with respect to such shares or grant any proxy (except as otherwise provided in the Voting Agreement) or power of attorney with respect thereto (except as otherwise provided in the Voting Agreement). As of the date of the Voting Agreement, Birch owned, beneficially and of record, approximately 99% of the outstanding shares of common stock of TASC.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

Item 8.01.	Other Events.

On October 28, 2014, the Company hosted a conference call and webcast to discuss the Business Combination. A copy of the slides presented as part of the webcast is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01.

On October 28, 2014, the Company made available a letter to its employees, a copy of which is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 8.01.

On October 28, 2014, the Company made available to its employees a list of FAQs (“Employee FAQs”), a copy of which is attached hereto as Exhibit 99.3 and is hereby incorporated by reference in this Item 8.01.

On October 28, 2014, the Company made available a letter to its customers (the “Customer Letter”), a copy of which is attached hereto as Exhibit 99.4 and is hereby incorporated by reference in this Item 8.01.

On October 28, 2014, the Company made available talking points for customers (the “Customer Talking Points”), a copy of which is attached hereto as Exhibit 99.5 and is hereby incorporated by reference in this Item 8.01.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans and the benefits of the business combination transaction involving Engility and

TASC, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

In addition to factors previously disclosed in Engility’s reports filed with the Securities and Exchange Commission (“SEC”), the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Engility and TASC stockholders and obtaining the requisite financing, on the expected terms and schedule; or other delay in closing the merger; difficulties and delays in integrating the Engility and TASC businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; credit and financing risk; the inability to sustain revenue and earnings growth; the increased leverage and interest expense of the combined company, changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Engility’s stock price before closing, including as a result of the financial performance of TASC prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and legislative and regulatory actions and reforms.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Engility Holdings will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy/consent solicitation statement of Engility and TASC and a prospectus of Engility Holdings, as well as other relevant documents concerning the proposed transaction. Engility will mail the definitive joint proxy/consent solicitation statement/prospectus to the Engility and TASC stockholders. STOCKHOLDERS OF ENGILITY AND TASC ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGERS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy/consent solicitation statement/prospectus (when available) and other filings containing information about Engility and TASC at the SEC’s website at www.sec.gov. The joint proxy/consent solicitation statement/prospectus (when available) and the other filings may also be obtained free of charge at Engility’s website at www.Engilitycorp.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Engility, TASC and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Engility stockholders in connection with the proposed merger. Information about the directors and executive officers of Engility and their ownership of Engility common stock is set forth in the proxy statement for Engility’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2014.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy/consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

NO OFFERS OR SOLICITATIONS

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 28, 2014, by and among TASC Parent Corporation, Toucan Merger Corporation I, Toucan Merger Corporation II, Engility Holdings, Inc., New East Holdings, Inc. and East Merger Sub, LLC*

10.1	Voting Agreement, dated as of October 28, 2014, by and between Engility Holdings, Inc. and Birch Partners, LP, and, for the limited purposes set forth therein, the KKR Investors (as defined therein) and the GA Investors (as defined therein)

99.1	Investor Presentation, dated October 28, 2014

99.2	Letter to Employees, dated October 28, 2014

99.3	Employee FAQs, dated October 28, 2014

99.4	Customer Letter, dated October 28, 2014

99.5	Customer Talking Points, dated October 28, 2014

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: October 28, 2014	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of October 28, 2014, by and among TASC Parent Corporation, Toucan Merger Corporation I, Toucan Merger Corporation II, Engility Holdings, Inc., New East Holdings, Inc. and East Merger Sub, LLC *

10.1	Voting Agreement, dated as of October 28, 2014, by and between Engility Holdings, Inc. and Birch Partners, LP, and for the limited purposes set forth therein, the KKR Investors (as defined therein) and the GA Investors (as defined therein)

99.1	Investor Presentation, dated October 28, 2014

99.2	Letter to Employees, dated October 28, 2014

99.3	Employee FAQs, dated October 28, 2014

99.4	Customer Letter, dated October 28, 2014

99.5	Customer Talking Points, dated October 28, 2014

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

E-1